                                                                     EXHIBIT 1.1


                                4,500,000 Shares

                            INTRANET SOLUTIONS, INC.

                                  Common Stock
                            $.01 Par Value Per Share

                             UNDERWRITING AGREEMENT

                                                                 [       ], 1999


Dain Rauscher Incorporated
U.S. Bancorp Piper Jaffray Inc.
   As Representatives of the several Underwriters
c/o Dain Rauscher Wessels
Dain Bosworth Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

         IntraNet Solutions, Inc., a Minnesota corporation (the "Company"), and the shareholder of the Company named in Schedule B hereto (the "Selling Shareholder") propose, subject to the terms and conditions stated herein, to issue and sell, or to sell, as the case may be, to the several Underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), an aggregate of 4,500,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), including 4,000,000 shares to be sold by the Company and 500,000 shares to be sold by the Selling Shareholder. The Company and the Selling Shareholder also propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the Underwriters' election, up to an aggregate of 675,000 additional shares of Common Stock (the "Option Shares"), including 600,000 shares to be sold by the Company and 75,000 shares to be sold by the Selling Shareholder. The Firm Shares and the Option Shares are herein collectively called the "Shares."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. [ ]) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, as amended at the time it was declared effective, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act is herein referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rules 424(b) and 430A under the Act is referred to herein as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it became effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a "Preliminary Prospectus." Copies of the

Registration Statement, including all exhibits and schedules thereto, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

         The Company and the Selling Shareholder hereby confirm their respective agreements with respect to the purchase of the Shares by the Underwriters as follows:

         1.       Representations and Warranties of the Company.

                  (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                      (i) The Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                      (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, nor, to the best of the Company's knowledge have proceedings for such purpose been instituted, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (collectively, the "Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use in the preparation thereof.

                      (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, expressly for use in the preparation thereof.

                      (iv) The Company has been duly organized, is validly existing as a corporation under the laws of its state of incorporation, has the corporate power and authority to own, lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business or its ownership, leasing, licensing or using of property requires such qualification and the failure so to qualify would have a material adverse effect on the business, properties, key personnel, prospects, condition, financial or otherwise, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                           (v)      The Company has no subsidiaries other than
as listed on Exhibit 21 to the Registration Statement (herein referred to as its "subsidiaries"). Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business in all jurisdictions in which the conduct of its business or its ownership, lease, license or use of property requires such qualification and the failure so to qualify would have a Material Adverse Effect. Other than the Company's subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All outstanding shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of all liens, encumbrances and security interests. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in any of the subsidiaries of the Company are outstanding.

                           (vi) The outstanding shares of capital stock of the
Company have been duly authorized and validly issued and are fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company, prior to the date hereof, were made in compliance with the Act and all applicable state securities or blue sky laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Shares to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable. Each of the Underwriters will receive good and marketable title to the Shares purchased by it, free and clear of any and all liens, encumbrances, pledges, security interests, charges, claims, equitable interests, restrictions and defects. Except as otherwise stated in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of capital stock of the Company pursuant to the Company's charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or the sale of the Shares as contemplated by this Agreement gives rise to any rights for, or relating to, the registration of any shares of capital stock or other securities of the Company, accept such rights which have been validly waived or satisfied. Except as described in the Prospectus, there are no outstanding options, warrants, agreements or contracts to purchase or preemptive or other rights to purchase, subscribe for or acquire from the Company any shares of its capital stock or any securities or obligations convertible into or exercisable for shares of the Company's capital stock. The Company has the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus as of the date set forth therein. The outstanding capital stock of the Company, including the Shares, conforms, and the Shares to be issued by the Company to the Underwriters will conform, to the description thereof contained in the Prospectus.

                           (vii)  The financial statements, together with the
related notes and schedules as set forth in the Registration Statement and Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made, except as otherwise stated therein and are in accordance with the books and records of the Company. The summary and selected financial and statistical data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect in all material respects, in reasonable detail, the transactions in and dispositions of the assets of, and the results of operations of, the Company and its subsidiaries.

                           (viii) There is no action, suit, claim, proceeding or
investigation pending or, to the knowledge of the Company, threatened or contemplated against the Company or any of its subsidiaries or any of their respective officers, directors, properties, assets or rights before any court or administrative or regulatory agency which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect except as set forth in the Registration Statement.

                           (ix)     The Company has good and marketable title to
all properties and assets reflected in the financial statements hereinabove described as owned by the Company (or as described in the Prospectus as owned by the Company), in each case free and clear of all liens, encumbrances, pledges, security interests, charges, claims, equitable interests, restrictions and defects, except such as are described in the Prospectus or do not materially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions set forth in the Prospectus or as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                           (x)      Since the respective dates as of which
information is given in the Registration Statement and Prospectus, as they may be amended or supplemented, (A) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in or affecting the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any transaction not in the ordinary course of business entered into by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole, other than transactions described or contemplated in the Registration Statement, (C) the Company and its subsidiaries have not incurred any material liabilities or obligations, direct or indirect or contingent or non-contingent, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries, (D) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) there has not been any change in the capital stock of the Company (other than upon the exercise of options and warrants described in the Registration Statement), or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company and its subsidiaries, taken as a whole, (F) there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company, other than any dividends or distributions described or contemplated in the Registration Statement, or (G) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company (other than options granted under the Company's employee stock option plans referred to in the Prospectus.

                           (xi)     Neither the Company nor any of its
subsidiaries is in violation of, or in default under, its charter or bylaws, or any statute, or any law, rule, regulation, order, judgment, injunction, decree or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, which violation or default would have a Material Adverse Effect.

                           (xii) The issuance and sale of the Shares by the
Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not violate any provision of the charter or bylaws of the Company or any of its subsidiaries or any statute or any order, judgment, decree, rule, regulation or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, and will not conflict with, result in a breach or violation of, or constitute, either by itself or upon notice or passage of time or both, a default under any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject. No approval, consent, order, authorization, designation, declaration or filing by or with any court or governmental agency or body is required for the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, except as may be required under the Act or any state securities or blue sky laws or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"). No further approval or authorization of any securityholder, the Company's Board of Directors or any duly appointed committee thereof or others is required for the issuance and sale or transfer of the Shares, except as may be required by the NASD or under state securities or blue sky laws.

                           (xiii) The Company and each of its subsidiaries holds
and is operating in compliance with all licenses, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary or material to the conduct of its business as described in the Prospectus (except where the failure to so hold or operate in compliance with such a license, approval, certificate or permit would not have a Material Adverse Effect) and there are no proceedings pending or, to the knowledge of the Company, threatened, which may cause any such license, approval, certificate or permit to be withdrawn, cancelled, suspended or not renewed.

                           (xiv)  The Company has the power and authority to
enter into this Agreement and to authorize, issue and sell the Shares it will sell hereunder as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (xv)   Grant Thornton LLP, which has certified
certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and Regulations.

                           (xvi)  The Company has not taken and will not take,
directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

                           (xvii) The Company's Common Stock is registered
pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and the Shares have been approved for designation upon notice of issuance on The Nasdaq National Market under the symbol "INRS."

                           (xviii) The Company has obtained and delivered to the
Representatives written agreements (the "Lock-Up Agreements"), in form and substance satisfactory to the Representatives, of each of its officers and directors that such officers and directors shall not (A) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (A) or (B) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by such officer or director on the date hereof or hereafter acquired, for a period beginning from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the "Lock-Up Period"); provided, however, that such officer or director may, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, transfer shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock either during his or her lifetime or, on death, by will or intestacy to members of such shareholder's immediate family or to trusts exclusively for the benefit of members of his or her immediate family or in connection with bona fide gifts, provided that, prior to any such transfer, such transferee executes an agreement, satisfactory to Dain Rauscher Wessels, pursuant to which such transferee agrees to receive and hold such shares subject to the provisions of the Lock-Up Agreement and that there shall be no further transfer except in accordance with the provisions of the Lock-Up Agreement. For purposes of this paragraph, "immediate family" shall mean the spouse, lineal descendant, father, mother, brother or sister of such officer or director. The restrictions on transfers described in the Lock-Up Agreements shall not apply to (1) the sale of any shares of Common Stock to the Underwriters pursuant to this Agreement or (2) transactions in shares of Common Stock acquired in open-market transactions after completion of the Offering.

                           (xix) The Company has not distributed and will not
distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                           (xx)  The Company is in compliance with all
provisions of Florida Statutes Section 517.075 (Chapter 92-198, laws of Florida). The Company does not do any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

                           (xxi) The Company and its subsidiaries have timely
filed all federal, state, local and foreign tax returns or reports required to be filed, and have paid in full all taxes indicated by said returns or reports and all assessments received by it or any of them to the extent that such taxes have become due and payable, except where the Company and its subsidiaries are contesting in good faith such taxes and assessments and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any of its subsidiaries which might have a Material Adverse Effect and all material tax liabilities, whether or not disputed, are adequately provided for on the books of the Company and its subsidiaries. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes or is a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or any of its subsidiaries.

                           (xxii)  The Company and each of its subsidiaries owns
or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets know-how, technology and other similar rights necessary for or material to the conduct of its business as described in the Prospectus (except for failures to own or possess such rights that would not have a Material Adverse Effect). The Company has no knowledge of any facts which would preclude it from having rights to its patent applications described in the Prospectus. The Company has no knowledge of any infringement by it or its subsidiaries of, or conflicts with, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, know-how, technology or other similar rights of others, and neither the Company nor any of its subsidiaries has any knowledge of or has received any notice or claim of conflict with the asserted rights of others with respect any of the foregoing.

                           (xxiii) The Company is not, and upon completion of
the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xxiv)  The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxv)   Other than as contemplated by this Agreement,
neither the Company nor any of its subsidiaries has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           (xxvi) The Company and its subsidiaries maintain
insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           (xxvii)  To the Company's knowledge, no labor
disturbance by the employees of the Company or any of its subsidiaries exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, subassemblers, subcontractors or international distributors that might be expected to result in a material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

                           (xxviii) The Company has not distributed and will not
distribute prior to the later of (A) the Closing Date, or any date on which Option Shares are to be purchased, as the case may be, and (B) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

                           (xxix)   Neither the Company nor any of its
subsidiaries (nor any person representing the Company or any of its subsidiaries) has at any time during the last five (5) years (A) made any payment in violation of the Foreign Corrupt Practices Act, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                           (xxx)    Except as set forth in the Registration
Statement and Prospectus, (i) the Company and each of its subsidiaries is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, except for such instances of non-compliance as would not individually or in the aggregate have a Material Adverse Effect, (ii) neither the Company nor any of its subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed, (iii) to the knowledge of the Company, neither the Company nor any of its subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and (iv) to the knowledge of the Company, no property which is owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                           (xxxi)  There are no outstanding loans, advances
(except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                           (xxxii) The Company has filed and made available to
the Underwriters all forms, reports, and documents required to be filed by the Company with the Commission since March 31, 1998 (including all exhibits, notes, and schedules thereto and documents incorporated by reference therein) (collectively, the "Commission Reports"). The Commission Reports (i) at the time filed, with respect to all of the Commission Reports other than registration statements filed under the Act, or at the time of their respective effective dates, with respect to registration statements filed under the Act, complied as to form in all material respects with the applicable requirements of the Act or the Exchange Act, as the case may be, and (ii) did not at the time filed or at the time of their respective effective dates, as the case may be (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Commission Reports or necessary in order to make the statements in such Commission Reports, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports, or other documents with the Commission.

                  (b) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters shall be deemed to be a representation and warranty of the Company to each Underwriter as to the matters covered thereby.

         2.       Representations, Warranties and Covenants of the Selling
Shareholder.

                  (a) The Selling Shareholder severally represents and warrants to, and covenants and agrees with, each of the Underwriters and the Company that:

                      (i) The Selling Shareholder has duly executed and delivered a Custody Agreement (the "Custody Agreement") with [ ], as Custodian, pursuant to which certificates in negotiable form for the Shares to be sold by the Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

                      (ii)     The Selling Shareholder has full right,
power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder; and all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Custody Agreement, and for the sale and delivery of the Shares to be sold by the Selling Shareholder hereunder, have been obtained, except such as may be required by any state securities or blue sky laws.

                           (iii)  The Selling Shareholder has, and at the
Closing Date and the Option Closing Date, as the case may be (as such dates are hereinafter defined), will have good and valid title to the Firm Shares and the Option Shares, respectively, to be sold by the Selling Shareholder hereunder, free of any liens, encumbrances, security interests, equities or claims whatsoever; and upon delivery of and payment for such Firm Shares and Option Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, security interests, equities or claims whatsoever, will be transferred to the several Underwriters.

                           (iv)   The execution and delivery by the Selling
Shareholder of this Agreement and the Custody Agreement and the consummation by the Selling Shareholder of the transactions herein and therein contemplated and the fulfillment by the Selling Shareholder of the terms hereof and thereof will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any will, mortgage, deed of trust, loan agreement or other agreement, instrument or obligation to which the Selling Shareholder is a party or to which any of the property or assets of the Selling Shareholder is subject, except for such agreements, instruments or obligations for which consents have been obtained, nor will such actions result in any violations of any statute, rule, regulation or order applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Selling Shareholder.

                           (v)    The Selling Shareholder has not taken and will
not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (vi)   To the extent that any statements or omissions
made in the Registration Statement, any Preliminary Prospectus thereof, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information with respect to the Selling Shareholder furnished to the Company by the Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (vii)  The Selling Shareholder will not offer to
sell, sell, transfer, assign or otherwise dispose of any Common Stock or other capital stock of the Company, directly or indirectly, for a period of 180 days after the date of the Prospectus, otherwise than as expressly permitted under the Lock-Up Agreement between the Selling Shareholder and the Representatives.

                           (viii) The Selling Shareholder has reviewed the
information contained in the Registration Statement and, based on such review and the Selling Shareholder's knowledge of the industry, the Company and its business (but without further investigation), the Selling

Shareholder does not have knowledge that, and nothing has come to the Selling Shareholder's attention that would give the Selling Shareholder reason to believe that, at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date and on any Option Closing Date, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, and any amendments or supplements thereto effective on or prior to the Closing Date or any Option Closing Date, contained or will contain any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (ix) The Shares to be sold by the Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

                      (x) This Agreement and the Custody Agreement have been duly executed and delivered by the Selling Shareholder and are valid and binding agreements of the Selling Shareholder.

                      (xi) Assuming the Underwriters purchase the Shares to be sold by the Selling Shareholder for value, in good faith and without notice of any adverse claim within the meaning of Article VIII of the Uniform Commercial Code, delivery of the Shares to be sold by the Selling Shareholder pursuant to this Agreement will pass marketable title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (b) The Selling Shareholder represents and warrants to, and agrees with, the Underwriters to the same effect as the representations and warranties of the Company set forth in Section 2 of this Agreement.

                  (c) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (d) The Selling Shareholder specifically agrees that the Shares represented by the certificates held in custody for the Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable. The Selling Shareholder specifically agrees that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

            (e) Any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representatives or to counsel to the Underwriters shall be deemed to be a representation and warranty of the Selling Shareholder to each Underwriter as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and covenants contained herein, and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree, severally and not jointly, to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a price of $[ ] per share, the number of Firm Shares (to be adjusted by you to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholder, as set forth opposite their respective names in Schedule B hereto, by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from the Company and the Selling Shareholder hereunder.

         In addition, on the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder, as and to the extent indicated in Schedule B hereto, hereby grant, severally and not jointly, to the several Underwriters an option to purchase at the Underwriters' election up to the number of Option Shares set forth opposite their respective names in Schedule B hereto, at the same price per share as set forth for the Firm Shares in the paragraph above, for the sole purpose of covering over allotments in the sale of the Firm Shares. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, the Selling Shareholder and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which certificates are to be delivered. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and the Selling Shareholder as set forth in Schedule B hereto. If any Option Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase that portion of the number of Option Shares as to which such election shall have been exercised (subject to adjustment to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two or later than ten full business days after the exercise of such option, and shall not in any event be prior to the Closing Date. If the date of exercise of the option is three or more full days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.

         Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Dain Rauscher Wessels may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company and the Selling Shareholder to you for the account of such Underwriter at such time and place as shall hereafter be designated by the Representatives, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank checks, payable to the order of the Company and the Selling Shareholder in next day funds. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 8:30 a.m., Minneapolis, Minnesota time, at the offices of Maslon Edelman Borman & Brand, LLP, 3300 Norwest Center, Minneapolis, Minnesota, on [Date], or such other time and date as you and the Company may agree upon in writing, such time and date being herein referred to as the "Closing Date," and, with respect to the Option Shares, at the time and on the date specified by you in the written notice given by you of the Underwriters' election to purchase the Option Shares, or such other time and date as you and the Company may agree upon in writing, such time and date being referred to herein as the "Option Closing Date." Such certificates will be made available for checking and packaging at least twenty-four hours prior to the Closing Date or the Option Closing Date, as the case may be, at a location as may be designated by you.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price and terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer such Option Shares to the public on the foregoing terms.

         5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

            (a) The Company will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy and as to which the Representatives shall have reasonably objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the Regulations.

            (b) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

            (c) The Company will endeavor to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will, or will cause counsel to, make such applications, file such documents, and furnish such information as may be reasonably requested by the Representatives, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (d) The Company will furnish the Underwriters with as many copies of any Preliminary Prospectus as the Representatives may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Company will furnish the Underwriters with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may, from time to time, reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

            (e) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with law. In case any Underwriter is required to deliver a prospectus in connection with sales of any Shares at any time nine months or more after the effective date of the Registration Statement, upon the request of the Representatives but at the expense of such Underwriter, the

Company will prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

                  (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

                  (g) During a period of five (5) years after the date hereof, or such shorter period that the Company remains subject to the periodic reporting requirements of the Exchange Act, the Company, as soon as practicable after the end of each respective financial quarter or year, as applicable, will furnish to its shareholders annual reports (including financial statements audited by independent certified public accountants) and will furnish to its shareholders unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will, upon request, furnish to you and the other several Underwriters hereunder (i) concurrently with making such reports available to its shareholders, statements of operations of the Company for each of the first three quarters in the form made available to the Company's shareholders; (ii) concurrently with the furnishing thereof to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants; and
(iii) concurrently with the furnishing of such reports to its shareholders, copies of all reports (financial or other) mailed to shareholders; and (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or The Nasdaq National Market by the Company (except for documents for which confidential treatment is requested).

                  (h) No offering, sale or other disposition of any Common Stock or other capital stock of the Company, or warrants, options, convertible securities or other rights to acquire such Common Stock or other capital stock (other than pursuant to employee stock option plans, employee stock purchase plans, outstanding options or on the conversion of convertible securities outstanding on the date of this Agreement; provided, that any employee stock options issued pursuant to employee stock option plans during the Lock-Up Period shall not vest and become exercisable to any extent prior to the expiration of the Lock-Up Period; and, provided further, that any shares of Common Stock issued to any current officer or director during the Lock-Up Period pursuant to the exercise of stock options shall bear a restrictive legend restricting the transfer of such shares during the Lock-Up Period) will be made from the date of this Agreement until the end of the Lock-Up Period, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives.

            (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the purposes set forth under "Use of Proceeds" in the Prospectus. The Company will invest such proceeds pending their use in such a manner that, upon completion of such investment, the Company will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (j) The Company will use its best efforts to maintain the designation of the Common Stock on The Nasdaq National Market.

            (k) From the date of this Agreement until the termination of the Lock-Up Period, the Company will not, without the prior written consent of Dain Rauscher Wessels on behalf of the Underwriters, alter or amend in any manner the vesting schedule of any option, warrant or other security of the Company or its subsidiaries.

            (l) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

         6. Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company the cost of preparing, printing and filing of the Registration Statement, Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery to the Underwriters and dealers of copies thereof and of this Agreement, the Agreement Among Underwriters, any Selected Dealers Agreement, the Underwriters' Selling Memorandum, the Invitation Letter, the Power of Attorney, the Blue Sky Memorandum and any supplements or amendments thereto (excluding, except as provided below, fees and expenses of counsel to the Underwriters); the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by the NASD of the terms of the sale of the Shares; listing fees, if any, transfer taxes and the expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or blue sky laws; the fees and expenses incurred in connection with the designation of the Common Stock on The Nasdaq National Market; the costs of preparing stock certificates; the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. In addition, the Company will pay all travel and lodging expenses incurred by management of the Company in connection with any informational "road show" meetings held in connection with the offering and will also pay for the preparation of all materials used in connection with such meetings. The Selling Shareholder will pay the fees and expenses of any separate counsel retained by him in connection with the transactions contemplated hereby. The Company and the Selling Shareholder shall not, however, be required to pay for any of the Underwriters' expenses

(other than those related to qualification of the Shares under state securities or blue sky laws and those incident to securing any required review by the NASD of the terms of the sale of the Shares but including, without limitation, the Underwriter expenses specified in Section 5(e) of this Agreement) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied or because this Agreement is terminated by the Representatives pursuant to clause (i) of Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their respective parts to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Company shall promptly upon request by the Representatives reimburse the several Underwriters for all appropriately itemized out-of-pocket accountable expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         7. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, are subject to the condition that all representations and warranties of the Company, and the Selling Shareholder contained herein are true and correct, at and as of the Closing Date or the Option Closing Date, as the case may be, the condition that the Company and the Selling Shareholder shall have performed all of their respective covenants and obligations hereunder (to the extent performance of such covenants and obligations are due at such times) and to the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Regulations and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

            (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Maslon Edelman Borman & Brand, LLP, counsel for the Company and the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, to the effect that:

                (i) The Company has been duly organized and is validly existing as a corporation under the laws of its state of incorporation, with corporate power and authority to own, lease, license and use its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business or its ownership, lease, license or use of property requires such qualification and the failure so to qualify would have a Material Adverse Effect.


                           (ii)     The Company has authorized and outstanding
capital stock as described in the Prospectus as of the date set forth therein. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. The form of certificate for the Shares is in due and proper form and complies with the requirements of applicable state corporation laws. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, delivered, fully paid and nonassessable. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders of the Company, or of holders of warrants, options, convertible securities or other rights to acquire shares of capital stock of the Company, exist with respect to any of the Shares or the issue and sale thereof (i) pursuant to the terms of the Company's charter or bylaws or (ii) to the knowledge of such counsel, pursuant to the terms of any agreement or instrument to which the Company is a party or by which the Company is bound. To the knowledge of such counsel, no rights to register outstanding shares of the Company's capital stock, or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock, exist which have not been validly exercised or waived with respect to the Registration Statement. The capital stock of the Company, including the Shares, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                           (iii)    The Registration Statement has become
effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                           (iv)     The Registration Statement, the Prospectus
and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and the notes thereto and related schedules and other financial data included therein or omitted therefrom).

                           (v)      The statements (A) in the Prospectus under
the captions "Management--Limitation of Liability and Indemnification," "Description of Securities," and "Shares Eligible for Future Sale" and (B) in the Registration Statement in Items 14 and 15 insofar as such statements constitute a summary of matters of law, are, in all material respects, accurate summaries and fairly present the information required to be stated.

                           (vi)     Such counsel does not know of any contracts,
agreements, documents or instruments required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required; and insofar as any statements in the Registration Statement or the Prospectus constitute summaries of any contract, agreement, document or instrument, such statements are, in all material respects, accurate summaries and fairly present the information required to be stated.

                           (vii)  Such counsel knows of no legal or governmental
proceeding, pending or threatened, before any court or administrative body or regulatory agency, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or Prospectus and are not so described, or statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not so described as required.

                           (viii) The execution and delivery of this Agreement
and the consummation of the transactions herein contemplated do not and will not conflict with or result in a violation of or default under the charter or bylaws of the Company or any of its subsidiaries, or under any statute, permit, judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (other than the state securities and blue sky laws, as to which such counsel need express no opinion) and do not and will not conflict with or result in a violation of or default under (except for such conflicts, violations or defaults as would not have a Material Adverse Effect) under any lease, license, contract, indenture, mortgage, loan agreement or other agreement or other instrument or obligation known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, except such agreements, instruments or obligations with respect to which valid consents or waivers have been obtained by the Company.

                           (ix)   To the best of such counsel's knowledge,
neither the Company nor any of its subsidiaries is in violation of, or in default under, its charter or bylaws, or any statute, or any law, rule, regulation, order, judgment, injunction, decree or authorization of any court or governmental or administrative agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject, which violation or default would have a Material Adverse Effect.

                           (x)    The Company has the corporate power and
authority to enter into this Agreement and to authorize, issue, sell and deliver the Shares to be sold by the Company as contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (xi)   No approval, consent, order, authorization,
designation, declaration, qualification or filing by or with any judicial, regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by state securities and blue sky laws, as to which such counsel need express no opinion) except such as have been obtained or made.

                           (xii)  The Company is not, and immediately upon
completion of the sale of Shares contemplated hereby will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xiii) Although such counsel assumes no
responsibility for the factual accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsections (ii) and (v) of this Section 7(b) and on the basis of the procedures undertaken by such counsel (and relying as to materiality to the extent such counsel deems appropriate upon opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel that cause it to believe that the Registration Statement and any amendments and supplements thereto, at the time they became effective and as of the Closing Date or the Option Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus or any further amendment or supplement thereto, at the time it was transmitted to the Commission for filing pursuant to Rule 424(b) and as of the Closing Date and the Option Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion with respect to the financial statements and supporting schedules and other financial data included in the Registration Statement and the Prospectus.

                  (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Maslon Edelman Borman & Brand, LLP, counsel for the Selling Shareholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, to the effect that:

                      (i) A Custody Agreement has been duly executed and delivered by the Selling Shareholder and is the valid and binding agreement of the Selling Shareholder.

                      (ii) This Agreement has been duly executed and delivered by the Selling Shareholder.

                      (iii) The sale of the Shares to be sold by the Selling Shareholder hereunder and the compliance by the Selling Shareholder with all of the provisions of this Agreement and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder.

                      (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Shareholder hereunder, except such consents, approvals, authorizations or orders as have been validly obtained and are in full force and effect, such as have been obtained under the Act, and such as may be required under the state securities or blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters, as to which such counsel need express no opinion.

                      (v) The Selling Shareholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder hereunder.


                      (vi) Upon delivery of the Shares being sold by the Selling Shareholder and payment therefor, good and valid title to the Shares being sold by the Selling Shareholder, free and clear of any claims, liens, encumbrances, security interests or other adverse claims, will be transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such claim, lien, encumbrance, security interest or other adverse claim within the meaning of the Uniform Commercial Code.


                  (d) The Representatives shall have received from Faegre & Benson LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (e) The Representatives shall have received on each of the date hereof, the Closing Date and the Option Closing Date, as the case may be, a signed letter, dated as of the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, from Grant Thornton LLP, to the effect that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in your judgment, is material and adverse to the Company and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

                  (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the chief executive officer and the chief financial officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                      (i) The Prospectus was filed with the Commission pursuant to Rule 424(b) within the applicable period prescribed for such filing by the Regulations and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to such officer's knowledge, threatened by the Commission.

                      (ii) The representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  (h) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate of the Selling Shareholder pursuant to which the Selling Shareholder certifies that his representations and warranties set forth in this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and that he has performed all of his obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  (i) The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably have requested.

                  (j) The Lock-Up Agreements shall have been delivered to the Representatives prior to the date hereof and are, as of the Closing Date or the Option Closing Date, as the case may be, in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Faegre & Benson LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

         8.       Indemnification.

                  (a) The Company and the Selling Shareholder jointly and severally agree to indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) to which such Underwriter or such persons may became subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above, and will reimburse each Underwriter and each such officer, director and controlling person for any legal or other expenses reasonably incurred by such Underwriter or such officer, director or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; provided further, that the Company and the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, made in a Preliminary Prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to the person asserting such loss, claim, damage or liability, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Shares to such person, and if the Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless the failure to so deliver the Prospectus (as amended or supplemented) is the result of noncompliance by the Company with the first sentence of paragraph 5(d) of this Agreement.

                  (b) Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity or contribution may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) or contribution provided for in Section 8(d) shall be available with respect to a proceeding to any party who shall fail to give notice of such proceeding as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay promptly as incurred the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm at any time for all such indemnified parties. Such firm shall be designated in writing by the Representatives and shall be reasonably satisfactory to the Company in the case of parties indemnified pursuant to Section 8(a) and shall be designated in writing by the Company and shall be reasonably satisfactory to the Representatives in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereto) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, the Selling Shareholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and the Selling Shareholder under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholder may otherwise have, and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have.

         9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon, and upon the terms set forth herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If the aggregate number of Shares that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased in accordance with the preceding sentence, the Company shall have the right, within 36 hours next succeeding the 36-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such remaining Shares on the terms herein set forth. If during such two 36-hour periods you, as Representatives, and the Company shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company and the Selling Shareholder except for expenses to be borne by the Company, the Selling Shareholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this
Section 9 (and assuming that this Agreement is not terminated pursuant to the immediately preceding sentences), the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Dain Rauscher Wessels, Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attention:
Jeffrey P. Greiner, with copies to Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901, Attention: Steven C. Kennedy, Esq.; if to the Company or Selling Shareholder, to IntraNet Solutions, Inc., 8091 Wallace Road, Eden Prairie, Minnesota 55344, Attention: Robert F. Olson, with copies to Maslon Edelman Borman & Brand, LLP, 3300 Norwest Center, Minneapolis, Minnesota 55402, Attention: William M. Mower, Esq.

         11. Termination. This Agreement may be terminated by you by notice to the Company and the Selling Shareholder as follows:

             (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the business affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (iii) suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, or a halt or suspension of trading in securities generally which are quoted on The Nasdaq National Market System or The Nasdaq SmallCap Market, or (iv) declaration of a banking moratorium by either federal or New York State authorities; or

             (b)      as provided in Sections 7 and 9 of this Agreement.

         This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Sections 7 and 9 of this Agreement.

         12. Written Information. For all purposes under this Agreement (including, without limitation, Section 1, Section 2, Section 3 and Section 8 hereof), the Company and the Selling Shareholder understand and agree with each of the Underwriters that the following constitutes the only written information furnished to the Company by or through the Representatives specifically for use in preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto: (i) the per share "Price to Public" and per share "Underwriting Discounts and Commissions" set forth on the cover page of the Prospectus, and (ii) the information set forth under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus.

         13. Successors. This Agreement has been and is made solely for the benefit of and shall be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

         14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholder and (c) delivery of and payment for the Shares under this Agreement.

         Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholder and the several Underwriters in accordance with its terms.

                                              Very truly yours,

                                              IntraNet Solutions, Inc.


                                              By:
                                                 -------------------------------

                                              Name:
                                                   -----------------------------

                                              Its:
                                                  ------------------------------


                                              Selling Shareholder:


                                              ----------------------------------
                                              Robert F. Olson


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Dain Rauscher Incorporated
U.S. Bancorp Piper Jaffray Inc.
As Representatives of the several Underwriters

By Dain Rauscher Incorporated



By:
   -------------------------------

Name:
     -----------------------------

Its:
    ------------------------------

                                   SCHEDULE A

                            SCHEDULE OF UNDERWRITERS

                                                                    NUMBER OF FIRM               MAXIMUM NUMBER
                       UNDERWRITER                              SHARES TO BE PURCHASED          OF OPTION SHARES

Dain Rauscher Wessels...................................                 ________                     _______

U.S. Bancorp Piper Jaffray Inc. ........................                 ________                     _______


Total...................................................                4,500,000                     675,000
                                                                        =========                     =======

                                   SCHEDULE B


                                                                       NUMBER OF                 MAXIMUM NUMBER
                           SELLER                                     FIRM SHARES               OF OPTION SHARES

IntraNet Solutions, Inc.................................                 4,000,000                    600,000

Selling Shareholder:

       Robert F. Olson..................................                   500,000                     75,000

Total...................................................                 4,500,000                    675,000
                                                                         =========                    =======